Exhibit 10.31

THIRD AMENDMENT TO

DATA LICENSE AGREEMENT

THIS THIRD AMENDMENT TO DATA LICENSE AGREEMENT (this “Amendment”) is made and entered into as of September 18, 2023 (the “Amendment Date”), by and between Textron Aviation Inc. (“TAI”) and Textron Innovations Inc. (“TII” and, together with TAI, “Licensor”), on the one hand, and Surf Air Mobility Inc. (“Licensee” and, together with Licensor, each a “Party” and collectively, the “Parties”), on the other hand, with reference to the following facts:

A. Licensor and Licensee are parties to that certain Data License Agreement dated as of September 15, 2022, as amended by that certain First Amendment to Data License Agreement dated as of May 24, 2023 and that certain Second Amendment to Data License Agreement dated as of June 30, 2023 (as amended, the “Original Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Original Agreement.

B. The Parties now wish to amend the Original Agreement in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Section 2.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“License. Subject to such other qualifications, limitations, and restrictions as are contained in this Agreement, and subject to Licensee’s timely payment to Licensor of the License Fee (as defined below) when due, Licensor hereby grants to Licensee, which grant shall be effective upon the payment by Licensee of the first instalment of the License Initiation Fee, a limited, revocable (solely on the terms set forth herein), non-exclusive, non-transferable, worldwide, license to use the Technical Information, Background Intellectual Property and the Foreground Intellectual Property (collectively, “Licensed Information”) solely for the Licensed Use (the “License”). For the avoidance of doubt, Licensee shall have no right to receive any Licensed Information prior to Licensee’s payment of the first instalment of the License Initiation Fee.”

2. The second sentence of the paragraph captioned “License Initiation Fee” on Schedule A of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“The License Initiation Fee shall be due and payable in accordance with the following schedule:

Date	Amount
September 29, 2023	$5,000,000
December 1, 2023	$7,500,000
March 29, 2024	$5,000,000
June 28, 2024	$7,500,000
Total	$25,000,000

These payments are not subject to the cure period set forth in Section 12.2(f).”

3. Except as expressly amended herein, the terms of the Original Agreement shall remain in full force and effect and the Original Agreement is hereby ratified and confirmed. In the event of a conflict between a provision of the Original Agreement and this Amendment, the provisions of this Amendment shall control.

4. This Amendment may be executed and delivered by facsimile, PDF or other electronic signature and in two or more counterparts, each of which shall be deemed original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment effective as of the Amendment Date.

SURF AIR MOBILITY INC.

By:	/s/ Stan Little
Stan Little, CEO

TEXTRON AVIATION INC.

By:	/s/ David Rosenberg
David Rosenberg
Sr. VP and CFO

TEXTRON INNOVATIONS INC.

By:	/s/ James Runstadler
James Runstadler
President and Executive Director